Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Monster Worldwide, Inc.

401(k) Savings Plan

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-8 (No. 333-17743) of our report dated June 17, 2005, relating to the financial statements and supplemental schedule of assets held for investment purposes at the end of year for the Monster Worldwide, Inc. 401(k) Savings Plan (“the Plan”), appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
New York, New York
June 27, 2005